                                                        [CONFORMED COPY]






                                  $300,000,000



                                CREDIT AGREEMENT



                                   dated as of



                                 January 3, 1997



                                      among



                               Cabot Corporation,



                             The Banks Listed Herein



                                       and


                   Morgan Guaranty Trust Company of New York,
                                    as Agent

                           TABLE OF CONTENTS*                               Page
                                                                            ----
ARTICLE I

                               DEFINITIONS
   SECTION 1.01.  Definitions ...........................................      1
   SECTION 1.02.  Accounting Terms and Determinations ...................     14
   SECTION 1.03.  Types of Borrowings ...................................     15

ARTICLE II

                               THE CREDITS

   SECTION 2.01.  Commitments to Lend During Revolving Credit Period.....     15
   SECTION 2.02.  Notice of Committed Borrowings ........................     15
   SECTION 2.03.  Money Market Borrowings ...............................     16
   SECTION 2.04.  Notice to Banks; Funding of Loans .....................     20
   SECTION 2.05.  Notes .................................................     21
   SECTION 2.06.  Maturity of Loans .....................................     22
   SECTION 2.07.  Interest Rates ........................................     22
   SECTION 2.08.  Fees ..................................................     26
   SECTION 2.09.  Optional Termination or Reduction of Commitments ......     27
   SECTION 2.10.  Mandatory Termination of Commitments ..................     27
   SECTION 2.11.  Optional Prepayments ..................................     27
   SECTION 2.12.  General Provisions as to Payments .....................     28
   SECTION 2.13.  Funding Losses ........................................     29
   SECTION 2.14.  Computation of Interest and Fees ......................     29
   SECTION 2.15.  Taxes .................................................     30
   SECTION 2.16.  Regulation D Compensation .............................     32

ARTICLE III

                               CONDITIONS

   SECTION 3.01.  Effectiveness .........................................     33
   SECTION 3.02.  Borrowings ............................................     34

ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES

   SECTION 4.01.  Corporate Existence and Power .........................     35

--------
*The Table of Contents is not part of this Agreement.

                                                                            Page
                                                                            ----
   SECTION 4.02.  Corporate and Governmental Authorization;
                    No Contravention ....................................     35
   SECTION 4.03.  Binding Effect ........................................     35
   SECTION 4.04.  Financial Information .................................     35
   SECTION 4.05.  Litigation ............................................     36
   SECTION 4.06.  Compliance with ERISA .................................     36
   SECTION 4.07.  Environmental Matters .................................     36
   SECTION 4.08.  Taxes .................................................     37
   SECTION 4.09.  Subsidiaries ..........................................     37
   SECTION 4.10.  Not an Investment Company .............................     38
   SECTION 4.11.  Full Disclosure .......................................     38

ARTICLE V

                                COVENANTS

   SECTION 5.01.  Information ...........................................     38
   SECTION 5.02.  Payment of Obligations ................................     41
   SECTION 5.03.  Maintenance of Property; Insurance ....................     42
   SECTION 5.04.  Conduct of Business and Maintenance of Existence ......     42
   SECTION 5.05.  Compliance with Laws ..................................     43
   SECTION 5.06.  Inspection of Property, Books and Records .............     43
   SECTION 5.07.  Debt ..................................................     43
   SECTION 5.08.  Operating Cash Flow ...................................     44
   SECTION 5.09.  Investments ...........................................     44
   SECTION 5.10.  Negative Pledge .......................................     44
   SECTION 5.11.  Consolidations and Mergers ............................     46
   SECTION 5.12.  Sales of Assets .......................................     46
   SECTION 5.13.  Use of Proceeds .......................................     46
   SECTION 5.14.  Transactions with Affiliates ..........................     47

ARTICLE VI

                                DEFAULTS

   SECTION 6.01.  Events of Default .....................................     47
   SECTION 6.02.  Notice of Default .....................................     50

ARTICLE VII

                                THE AGENT

   SECTION 7.01.  Appointment and Authorization .........................     50

                                                                            Page
                                                                            ----
   SECTION 7.02.  Agent and Affiliates ..................................     50
   SECTION 7.03.  Action by Agent .......................................     50
   SECTION 7.04.  Consultation with Experts .............................     50
   SECTION 7.05.  Liability of Agent ....................................     50
   SECTION 7.06.  Indemnification .......................................     51
   SECTION 7.07.  Credit Decision .......................................     51
   SECTION 7.08.  Successor Agent .......................................     51
   SECTION 7.09.  Agent's Fee ...........................................     52

ARTICLE VIII

                         CHANGE IN CIRCUMSTANCES

   SECTION 8.01.  Basis for Determining Interest Rate Inadequate
                    or Unfair ...........................................     52
   SECTION 8.02.  Illegality ............................................     53
   SECTION 8.03.  Increased Cost and Reduced Return .....................     53
   SECTION 8.04.  Base Rate Loans Substituted for Affected
                    Fixed Rate Loans ....................................     55
   SECTION 8.05.  Substitution of Bank ..................................     56

ARTICLE IX

                              MISCELLANEOUS

   SECTION 9.01.  Notices ...............................................     56
   SECTION 9.02.  No Waivers ............................................     56
   SECTION 9.03.  Expenses; Documentary Taxes; Indemnification ..........     57
   SECTION 9.04.  Sharing of Set-Offs ...................................     57
   SECTION 9.05.  Amendments and Waivers ................................     58
   SECTION 9.06.  Successors and Assigns ................................     58
   SECTION 9.07.  Collateral ............................................     60
   SECTION 9.08.  Governing Law; Submission to Jurisdiction .............     60
   SECTION 9.09.  Counterparts; Integration .............................     60
   SECTION 9.10.  WAIVER OF JURY TRIAL ..................................     60

Exhibit A -   Note

Exhibit B -   Money Market Quote Request

Exhibit C -   Invitation for Money Market Quotes

Exhibit D -   Money Market Quote

Exhibit E -   Opinion of General Counsel of the Borrower
Exhibit F -   Opinion of Special Counsel for the Agent
Exhibit G -   Assignment and Assumption Agreement

                                CREDIT AGREEMENT



         AGREEMENT dated as of January 3, 1997 among CABOT CORPORATION, the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

         The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

         "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

         "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

         "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or
(ii) any Person (other than the Borrower, a Consolidated Subsidiary or an Equity Affiliate) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its permitted successors in such capacity.

         "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

         "Assessment Rate" has the meaning set forth in Section 2.07(b).

         "Assignee" has the meaning set forth in Section 9.06(c).

         "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

         "Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "Base Rate Borrowing" has the meaning set forth in Section 1.03.

         "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.

         "Borrower" means Cabot Corporation, a Delaware corporation, and its successors.

         "Borrower's 1996 Form 10-K" means the Borrower's annual report on Form 10-K for its 1996 fiscal year, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         "Borrowing" has the meaning set forth in Section 1.03.

         "CD Base Rate" has the meaning set forth in Section 2.07(b).

         "CD Borrowing" has the meaning set forth in Section 1.03.

         "CD Loan" means a Committed Loan to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

         "CD Margin" has the meaning set forth in Section 2.07(b).

         "CD Reference Banks" means The First National Bank of Boston, Citibank, N.A. and Morgan Guaranty Trust Company of New York, or any successor CD Reference Bank appointed as such pursuant to Section 2.07(h).


         "Committed Borrowing" has the meaning set forth in Section 1.03.

         "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Sections 2.09 and 2.10.

         "Committed Loan" means a loan made by a Bank pursuant to Section 2.01.

         "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which are consolidated with those of the Borrower in its consolidated financial statements prepared as of such date.

         "Consolidated Tangible Net Worth" means at any date (i) the consolidated stockholders' equity of the Borrower as of such date, calculated excluding the effect of any foreign currency translation adjustments after September 30, 1996, minus (ii) to the extent reflected in determining such consolidated stockholders' equity at such date, the amount of consolidated Intangible Assets of the Borrower and its Consolidated Subsidiaries booked for the first time after September 30, 1996.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, promissory notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vi) all Debt of others Guaranteed by such Person.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Boston, Massachusetts are authorized by law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "Domestic Loans" means CD Loans or Base Rate Loans or both.

         "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

         "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "Equity Affiliate" means at any date any corporation or other entity (which may be a Subsidiary but not a Consolidated Subsidiary) of which securities or other ownership interests are at the time directly or indirectly owned by the Borrower and accounted for under the equity method of accounting.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.


         "ERISA Group" means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Euro-Dollar Borrowing" has the meaning set forth in Section 1.03.

         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

         "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

         "Euro-Dollar Margin" has the meaning set forth in Section 2.07(c).

         "Euro-Dollar Reference Banks" means the principal London offices of The First National Bank of Boston, Citibank, N.A. and Morgan Guaranty Trust Company of New York, or any successor Euro-Dollar Reference Bank appointed as such pursuant to Section 2.07(h).

         "Euro-Dollar Reserve Percentage" means for any day for any Bank that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the effective reserve requirement for such Bank as determined in good faith by such Bank in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

         "Event of Default" has the meaning set forth in Section 6.01.

         "Existing Credit Agreement" means the Credit Agreement dated as of January 13, 1994, as amended, among Cabot Corporation, the banks listed therein and Morgan Guaranty Trust Company of New York, as Agent.

         "Facility Fee Rate" means (i) .075 of 1% per annum for any day on which Investment Level I Status exists, (ii) .08 of 1% per annum for any day on which Investment Level II Status exists, (iii) .10 of 1% per annum for any day on which Investment Level III Status exists, (iv) .125 of 1% per annum for any day on which Investment Level IV Status exists, and (v) .175 of 1% per annum for any day on which Investment Level V Status exists.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

         "Fixed Rate Borrowing" has the meaning set forth in Section 1.03.

         "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01 and, except as provided in Section 2.02, CD Loans bearing interest at the Base Rate pursuant to Section 2.07(b)) or any combination of the foregoing.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include (v) obligations to purchase assets as a part of the purchase of businesses or product lines, (w) endorsements for collection or deposit in the ordinary course of business, (x) take-or-pay contracts entered into for the business purposes of the Borrower or any of its Consolidated Subsidiaries or Equity Affiliates and not for the purpose of being assigned to an obligee of another Person's Debt,
(y) letters or other undertakings which state that the Borrower or a Consolidated Subsidiary will maintain its ownership of another Person but which do not include any obligation related to the financial condition of such other Person and (z) project completion assurances given in connection with projects undertaken by the Borrower or any of its Consolidated Subsidiaries or

Equity Affiliates in furtherance of their businesses. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "Intangible Assets" means the amount of (i) all write-ups of assets (other than write-ups of assets of a going concern business made within twelve months after the acquisition of such business); (ii) all Investments in Persons other than (x) Consolidated Subsidiaries and (y) Equity Affiliates (A) in which the Borrower directly or indirectly owns equity securities or other comparable ownership interests of not less than 30% and (B) which are engaged in the same general business as the Borrower or any of its Subsidiaries or engaged in a business incidental or related thereto; and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other assets treated as intangible assets under generally accepted accounting principles.

         "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

         (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest

   Period) shall end on the last Euro-Dollar Business Day of a calendar month;
   and

         (c) any Interest Period which would otherwise end after the date determined pursuant to clause (y) of the definition of Termination Date shall end on the date so determined.

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

         (b) any Interest Period which would otherwise end after the date determined pursuant to clause (y) of the definition of Termination Date shall end on the date so determined.

(3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

         (b) any Interest Period which would otherwise end after the date determined pursuant to clause (y) of the definition of Termination Date shall end on the date so determined.

(4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter (but not less than one month) as the Borrower may elect in accordance with
Section 2.03; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business

   Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

         (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

         (c) any Interest Period which would otherwise end after the date determined pursuant to clause (y) of the definition of Termination Date shall end on the date so determined.

(5) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 30 days) as the Borrower may elect in accordance with Section 2.03; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

         (b) any Interest Period which would otherwise end after the date determined pursuant to clause (y) of the definition of Termination Date shall end on the date so determined.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, demand or time deposit or otherwise.

         "Investment Level I Status" exists at any date if, at such date, (x) the Borrower's outstanding senior unsecured long term debt securities are (i) rated A or better by S&P or (ii) rated A2 or better by Moody's.

         "Investment Level II Status" exists at any date if, at such date, (x) the Borrower's outstanding senior unsecured long-term debt securities are (i) rated A- or better by S&P or (ii) rated A3 or better by Moody's and (y) Investment Level I Status does not exist.

         "Investment Level III Status" exists at any date if, at such date, (x) the Borrower's outstanding senior unsecured long-term debt securities are (i) rated BBB+ or better by S&P or (ii) rated Baa1 or better by Moody's and (y) neither Investment Level I Status nor Investment Level II Status exists.

         "Investment Level IV Status" exists at any date, if at such date (x) the Borrower's outstanding senior unsecured long-term debt securities are (i) rated BBB (without a minus sign) or better by S&P or (ii) rated Baa2 or better by Moody's and (y) none of Investment Level I Status, Investment Level II Status and Investment Level III Status exists.

         "Investment Level V Status" exists at any date if, at such date, none of Level I Status, Level II Status, Level III Status and Level IV Status exists.

         "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge or security interest in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease (but not operating lease) or other title retention agreement relating to such asset.

         "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

         "Margin Stock" means margin stock within the meaning of Regulation U.


         "Material Debt" means (x) Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $50,000,000 or (y) Debt of the Borrower (other than the Notes) and/or one or more of its Consolidated Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $20,000,000.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities at such time in excess of $20,000,000.

         "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

         "Money Market Absolute Rate Borrowing" has the meaning set forth in
Section 1.03.

         "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

         "Money Market Borrowing" has the meaning set forth in Section 1.03.

         "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "Money Market LIBOR Borrowing" has the meaning set forth in Section
1.03.

         "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01).

         "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

         "Money Market Margin" has the meaning set forth in Section 2.03(d).


         "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

         "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

         "Operating Cash Flow" shall mean, for any period, the sum (without duplication), determined on a consolidated basis for the Borrower and its Subsidiaries, of (a) net income for such period plus (b) to the extent deducted in determining net income for such period, the sum of depreciation, amortization and other non-cash charges.

         "Parent" means, with respect to any Bank, any Person controlling such Bank.

         "Participant" has the meaning set forth in Section 9.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its prime rate.

         "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

         "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing more than 50% of the aggregate unpaid principal amount of the Loans.

         "Revolving Credit Period" means the period from and including the Effective Date to and including the Termination Date.

         "S&P" means Standard & Poor's, a division of the McGraw-Hill Companies, Inc.

         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

         "Temporary Cash Investment" means any Investment in (i) securities of the U.S. Treasury; (ii) securities of agencies of the U.S. Government; (iii) commercial paper, with a rating in the United States of A-1 by S&P and a rating in the United States of P-1 by Moody's or better; or in the case of a foreign issuer, an equivalent rating by another recognized credit rating service; (iv) bankers' acceptances, certificates of deposit, and time deposits issued by any Bank or by a bank having capital in excess of $1,000,000,000; (v) repurchase agreements with a "primary" dealer of the Federal Reserve or a bank described in clause (iv) of this definition which is collateralized by obligations of the U.S. Government or federal agencies with a value not to be below 102% of the face value of the repurchase agreement; (vi) municipal obligations with a rating of MIG-1 by S&P and a rating of SP-1 by Moody's or better, (vii) preferred stock which is rated A by S&P or A2 by Moody's or better and whose dividend rate is set no longer than every 49 days through a Dutch auction process and (viii) money market funds substantially all of whose investments listed in the relevant prospectus are of the types listed in the foregoing items (i) through (vii).

         "Termination Date" means the earlier of (x) the date on which the Commitments are terminated pursuant to Section 2.09(i) hereof and (y) January 3, 2002, or, if January 3, 2002 is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "Total Capitalization" means, at any date, Consolidated Debt plus the consolidated stockholders' equity of the Borrower, calculated without regard to changes in foreign currency translation adjustments subsequent to

September 30, 1996, all as would be presented according to generally accepted accounting principles in a consolidated balance sheet of the Borrower as of such date.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks.

         SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (i.e., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans, a "CD Borrowing" is a Borrowing comprised of CD Loans, a "Base Rate Borrowing" is a Borrowing comprised of Base Rate Loans, a "Money Market LIBOR Borrowing" is a Borrowing comprised of Money Market LIBOR Loans, a "Money Market Absolute Rate Borrowing" is a Borrowing comprised of Money Market Absolute Rate Loans and a "Fixed Rate Borrowing" is a Borrowing comprised of Fixed Rate Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their

Commitments, while a "Money Market Borrowing" is a Borrowing under
Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).


                                   ARTICLE II

                                   THE CREDITS

         SECTION 2.01. Commitments to Lend During Revolving Credit Period. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger integral multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section , repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

         SECTION 2.02. Notice of Committed Borrowings. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 10:00 A.M. (New York City time) on the date of each Base Rate Borrowing and not later than 11:00 A.M. (New York City time) on (x) the second Domestic Business Day before each CD Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

         (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

         (b) the aggregate amount of such Borrowing,

         (c) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

         (d) in the case of a Fixed Rate Borrowing (including, for this purpose, a Borrowing of CD Loans bearing interest at the Base Rate pursuant to Section 2.07(b)), the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         SECTION 2.03.  Money Market Borrowings.

         (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section , request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

         (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:00 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

         (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

         (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger integral multiple of $1,000,000,

         (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

         (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.


         (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

         (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:15 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or

Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

         (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

         (A)  the proposed date of Borrowing,

         (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger integral multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

         (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

         (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

         (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

         (iii) Any Money Market Quote shall be disregarded if it:

         (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

         (B)  contains qualifying, conditional or similar language;

         (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

         (D) arrives after the time set forth in subsection (d)(i).

         (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify
(A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

         (f) Acceptance and Notice by Borrower. Not later than (x) 10:00 A.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 10:15 A.M.

(New York City time) or 30 minutes after the receipt of the Money Market Quote from the Agent on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

         (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

         (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

         (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

         (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

         (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in integral multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

         SECTION 2.04.  Notice to Banks; Funding of Loans.

         (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section ) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

         (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b), or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

         (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the

Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.05. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

         (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Upon receipt of each Bank's Note pursuant to Section 3.01(d), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         SECTION 2.06. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

         SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

         (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin plus the applicable Adjusted CD Rate; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin plus the Adjusted CD Rate applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day (excluding the application of the last sentence in Section 2.07(a)).

         "CD Margin" means, for any day, the percentage per annum equal to the applicable CD Margin set forth in the table below.

If the Investment                                        The CD
 Level Status is:                                      Margin is:
 ----------------                                      ----------
Investment Level Status I                             .275 of 1%
Investment Level Status II                            .295 of 1%
Investment Level Status III                           .325 of 1%
Investment Level Status IV                            .375 of 1%
Investment Level Status V                             .550 of 1%

         The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                   [ CDBR       ]*
         ACDR  =   [ ---------- ]  + AR
                   [ 1.00 - DRP ]

         ACDR  =  Adjusted CD Rate
         CDBR  =  CD Base Rate
          DRP  =  Domestic Reserve Percentage
           AR  =  Assessment Rate

   ----------

   * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

         The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

         "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

          "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. X 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

         (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the applicable London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         "Euro-Dollar Margin" means, for any day, the percentage per annum equal to the applicable Euro-Dollar Margin set forth in the table below.

If the Investment                         The Euro-Dollar
 Level Status is:                            Margin is:
 ----------------                            ----------
Investment Level Status I                     .15 of 1%
Investment Level Status II                    .17 of 1%
Investment Level Status III                   .20 of 1%
Investment Level Status IV                    .25 of 1%
Investment Level Status V                     .425 of 1%

         The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar

Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin plus the London Interbank Offered Rate applicable to such Loan and (ii) the Euro-Dollar Margin plus the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day (excluding the application of the last sentence in Section 2.07(a)).

         (e) Subject to Section 8.01, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

         (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks by telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error; provided that the Borrower shall, for a period of 60 days after such notice is given, have the right to demonstrate that the rate of interest so determined was not calculated in accordance with the terms of this Agreement; provided further that until the fact that the rate of interest was not calculated in accordance with the terms of this Agreement is demonstrated to the satisfaction of the Agent (which must act reasonably and in good faith), the Borrower shall continue to pay interest in accordance with the notice given.

         (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section . If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

         (h) If for any reason any CD Reference Bank or Euro-Dollar Reference Bank, as the case may be, ceases to be a Bank, the Agent with the written consent of the Borrower, which consent shall not be unreasonably withheld, shall appoint a successor CD Reference Bank or Euro-Dollar Reference Bank, as the case may be, which shall be one of the Banks.

         SECTION 2.08.  Fees.

         (a) Facility Fee. The Borrower shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate per annum. Such facility fee shall accrue for each day (i) from and including the Effective Date to but excluding the Termination Date, on the aggregate amount of the Commitments (whether used or unused) for such day and (ii) from and including the Termination Date to but excluding the date the Loans shall be repaid in their entirety, on the daily average aggregate outstanding principal amount of the Loans on such day.

         (b) Payments. Accrued fees under this Section shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

         SECTION 2.09. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Borrower may, upon at least one Domestic Business Day's notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger integral multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. If the Commitments are reduced or terminated pursuant to this Section , such Commitments may not be increased or reinstated thereafter.

         SECTION 2.10. Mandatory Termination of Commitments. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         SECTION 2.11. Optional Prepayments. (a) The Borrower may, upon same day notice (no later than 10:00 A.M. New York City time) to the Agent, prepay any Base Rate Borrowing (or any Money Market LIBOR Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger integral multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

         (b) The Borrower may, upon at least three Domestic Business Days' notice to the Agent, in the case of a CD Borrowing or a Money Market Absolute Rate Borrowing, or upon at least three Euro-Dollar Business Days' notice to the

Agent, in the case of a Euro-Dollar Borrowing or a Money Market LIBOR Borrowing (other than a Money Market LIBOR Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)), subject to the provisions of Section 2.13, prepay any such Borrowing in whole or in part in amounts aggregating $10,000,000 or any larger integral multiple of $1,000,000, on any Domestic Business Day, in the case of a CD Borrowing or a Money Market Absolute Rate Borrowing, or any Euro-Dollar Business Day, in the case of a Euro-Dollar Borrowing or a Money Market LIBOR Borrowing, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such prepayment shall be applied to prepay ratably the outstanding CD Loans, Euro-Dollar Loans or Money Market Loans of the several Banks included in such Borrowing, subject to Article VIII.

         (c) Upon receipt of a notice of prepayment pursuant to this Section , the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

         SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans or the Money Market LIBOR Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Absolute Rate Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

         SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Section 2.11(b), Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error, provided that the Borrower shall have the right, within 60 days of receipt of such certificate, to demonstrate that the amount set forth in such certificate is incorrect and request an adjustment of the amount to be, or theretofore, paid.

         SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.15. Taxes. (a) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (1) in the case of each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized, (2) in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office and (3) in the case of each Bank, taxes imposed on its net income and franchise taxes which such Bank or Agent is subject to at the time the Bank first becomes a party to this Agreement, at whatever rates may be in effect for such taxes from time to time (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise solely from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

         (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank or the Agent (as the case may be) makes demand therefor; provided, however, that (1) after the Borrower has made a payment pursuant to this provision, the Borrower shall not be obligated to pay any further penalties, interest or expenses accrued thereafter imposed by a jurisdiction with respect to such Taxes or Other Taxes to which the payment is related and (2) if the Bank knows or has reason to know of the imposition of any Taxes or Other Taxes for which the Borrower is required to indemnify such Bank under this Section 2.15 and fails to promptly notify the Borrower of such imposition, the Borrower shall not be obligated to pay any penalties, interest or expenses accrued with respect to such Taxes or Other Taxes after the Bank has such knowledge and before the Borrower has received such notification.

         (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a

Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 2.15(a).

         (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 2.15(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 2.15(a) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

         (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 2.15, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

         (g) Upon a reasonable request of the Borrower, a Bank shall, at the expense of the Borrower, seek the refund for any Taxes or Other Taxes for which the Borrower has indemnified the Bank under this Section 2.15, provided that such Bank, in its sole discretion, determines that the application of such refund will not be detrimental to such Bank.

         SECTION 2.16. Regulation D Compensation. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the related Euro-Dollar Loans, additional interest on the related Euro-Dollar Loans of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent in writing no later than two Euro-Dollar Business Days before the making of any Euro-Dollar Loans hereunder, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

                                   ARTICLE III

                                   CONDITIONS

         SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

         (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile transmission or other written confirmation from such party of execution of a counterpart hereof by such party);

         (b) receipt by the Agent of certified copies of the corporate charter and by-laws of the Borrower and of all corporate action taken by the Borrower authorizing the execution, delivery and performance of this Agreement (including, without limitation, a certificate of the Borrower setting forth the resolutions of the Board of Directors or the Executive Committee of the Board of Directors authorizing the transactions contemplated thereby and a certified copy of the by-laws provision of the Borrower authorizing the Executive Committee so to act;

         (c) receipt by the Agent of a certificate from the Borrower in respect of the name and signature of each of the officers (i) who is authorized to sign on its behalf and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement;

         (d) receipt by the Agent for the account of each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.05;

         (e) receipt by the Agent of an opinion of Robert Rothberg, General Counsel of the Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (f) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (g) termination of the commitments and payment by the Borrower of all amounts due under the Existing Credit Agreement; and

         (h) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than January 31, 1997. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. The Banks that are parties to the Existing Credit Agreement, comprising the "Required Banks" as defined therein, and the Borrower agree that the commitments under the Existing Credit Agreement shall terminate in their entirety simultaneously with and subject to the effectiveness of this Agreement and that the Borrower shall be obligated to pay the accrued facility fees thereunder to but excluding the date of such effectiveness.

         SECTION 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

         (a) receipt by the Agent of a Notice of Borrowing as required by
   Section 2.02 or 2.03, as the case may be;

         (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

         (c) the fact that, immediately before and after such Borrowing, no Default (or, in the case of a Refunding Borrowing, no Event of Default by reason of failure to comply with Section 5.07 or 5.08) shall have occurred and be continuing; and

         (d) the fact that the representations and warranties of the Borrower contained in this Agreement (except, in the case of a Refunding Borrowing, the Borrower need not make the representations and warranties set forth in Sections 4.04(b), 4.05, 4.06 and 4.07) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c) and (d) of this Section.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

         SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than regular informational filings with the Securities and Exchange Commission) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any judgment, injunction, order, decree or material agreement or instrument binding upon the Borrower or any of its Consolidated Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Consolidated Subsidiaries.

         SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower.

         SECTION 4.04.  Financial Information.

         (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 1996, and the related consolidated statements of income, cash flows and stockholders' equity for the fiscal year then ended, reported on by Coopers & Lybrand and set forth in the Borrower's 1996 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

         (b) Since September 30, 1996, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.05. Litigation. Except as described in the Borrower's 1996 Form 10-K, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official which poses a material risk of being adversely determined and, if so determined, might reasonably be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries considered as a whole or which in any manner draws into question the validity of this Agreement or the Notes.

         SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all respects material to the Borrower and its Consolidated Subsidiaries considered as a whole with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has within the past five years (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan which has resulted or could reasonably be expected to result in the imposition of a Lien under Section 302(f) of ERISA, Section 412(n) of the Internal Revenue Code or any successor provision thereto or the posting of a bond or other security under Section 307 of ERISA, Section 401(a)(29) of the Internal Revenue Code or any successor provision thereto in excess of $20,000,000 or (iii) incurred any liability in excess of $10,000,000 under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Consolidated Subsidiaries, in the course of which, taking into account the requirements of such Environmental Laws, it makes a reasonable effort to identify and evaluate known and potential associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with Environmental Laws or as a condition of any license, permit or contract held or entered into by the Borrower or any Consolidated Subsidiary, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential material liabilities to third parties, including employees of the Borrower and its Consolidated Subsidiaries and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such liabilities and costs, including the cost of compliance with and liabilities arising under Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.08. Taxes. United States Federal income tax returns of the Borrower and its Consolidated Subsidiaries have been examined and closed through the fiscal year ended September 30, 1991. The Borrower and its Consolidated Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes or assessments, if any, as are being contested in good faith by appropriate proceedings or where the failure to do so does not materially adversely affect the Borrower and its Consolidated Subsidiaries, considered as a whole. The charges, accruals and reserves on the books of the Borrower and its Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

         SECTION 4.09. Subsidiaries. Each of the Borrower's Subsidiaries which is organized as a corporation is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.10. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.11. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts known to the Borrower's management which materially and adversely affect or may affect (to the extent the Borrower's management can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.


                                    ARTICLE V

                                    COVENANTS

         The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

         SECTION 5.01. Information. The Borrower will deliver to each of the
Banks:

         (a) as soon as available and in any event within 95 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flow and stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Coopers & Lybrand or other independent accountants of nationally recognized standing;

         (b) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income, cash flow and stockholders' equity for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07 to 5.14, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements;

         (e) within five Domestic Business Days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

         (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

         (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA with respect to a Multiemployer Plan or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan which is a defined benefit pension plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could reasonably be expected to result in the imposition of a Lien under Section 302(f) of ERISA or Section 412(n) of the Internal Revenue Code or any successor provision thereto or the posting of a bond or other security under Section 307 of ERISA or Section 401(a)(29) of the Internal Revenue Code or any successor provision thereto, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

         (i) if and when any officer of the Borrower obtains knowledge of any actual or pending change in the rating of the Borrower's outstanding senior unsecured long-term debt securities or commercial paper by Moody's or S&P, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof;

         (j) if and when any officer of the Borrower obtains knowledge of any reason why the Agent and each Bank may not conclusively rely on the certificate from the Borrower in respect of the names and signatures of authorized officers delivered pursuant to Section 3.01(c) of this Agreement, a notice in writing from the Borrower setting forth the details thereof; and

         (k) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

      The Banks and the Agent understand that some of the information furnished to them pursuant to this Section 5.01 may be received by them prior to the time such information shall have been made public, and the Banks and the Agent agree that upon written notice from the Borrower that any such written information has not been made public they will keep such information furnished to them pursuant to this Section 5.01 confidential and will make no use of such information or disclosure of such information to other Persons who have not been furnished such information until it shall have become public through no fault of any of the Banks, except to the extent that such use or disclosure (i) is in connection with matters involving this Agreement, any assignment and assumption agreement with Assignees or participation agreements with Participants or (ii) is made in accordance with obligations under law or regulations or in response to requests from governmental agencies or authorities pursuant to subpoenas or other process to make information available to governmental agencies and examiners or to others. Notwithstanding the foregoing, the Banks may make information furnished to them pursuant to this Section 5.01 available to their Assignees or Participants or proposed Assignees or Participants, provided that such Persons have agreed in writing to be bound by the confidentiality provisions set forth in this Section.

         SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Consolidated Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

         SECTION 5.03. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Consolidated Subsidiary to keep, all of its properties used or useful in the conduct of its business or the business of such Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that nothing in this clause (a) shall prevent the Borrower or any of its Consolidated Subsidiaries from discontinuing the operations and maintenance of any of its properties or those of its Consolidated Subsidiaries if such discontinuance is, in the judgment of the Borrower or such Subsidiary, desirable in the conduct of its or their business and which do not in the aggregate materially adversely affect the business of the Borrower and its Consolidated Subsidiaries considered as a whole.

         (b) The Borrower will, and will cause each of its Consolidated Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and reputable insurance companies, insurance on such of their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business; and will furnish to the Banks, upon request from the Agent, information presented in reasonable detail (but not including the actual insurance policy) as to the insurance so carried.

         SECTION 5.04. Conduct of Business and Maintenance of Existence. The Company will do or cause to be done, and will cause each of its Consolidated Subsidiaries to do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and good standing under the laws of its jurisdiction of incorporation, maintain its qualification to do business in each state in which the failure to do so would have a material adverse effect on the condition, financial or otherwise, of the Borrower and its Consolidated Subsidiaries considered as a whole, and maintain all of the rights and franchises reasonably necessary to the conduct of the business of the Borrower and its Consolidated Subsidiaries considered as a whole; provided that nothing in this Section 5.04 shall prohibit mergers or consolidations or sales of assets not prohibited by Sections 5.11 and 5.12 hereof or prevent the Borrower from liquidating or selling any of its Consolidated Subsidiaries.

         SECTION 5.05. Compliance with Laws. The Borrower will comply, and cause each Consolidated Subsidiary to comply, in all material respects with all material applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Consolidated Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Consolidated Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, and, for the purposes of verifying compliance with this Agreement or the accuracy of the financial information provided hereunder, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

         SECTION 5.07. Debt. Consolidated Debt minus the lesser of (x) $30,000,000 and (y) the amount of Temporary Cash Investments (at book value) then held in the Borrower's corporate cash management system will not exceed 56% of Total Capitalization at any time. Total Debt of all Consolidated Subsidiaries (excluding Debt of a Consolidated Subsidiary to the Borrower or to another Consolidated Subsidiary) will at no time exceed 25% of Total Capitalization. For purposes of this Section any preferred stock of a Consolidated Subsidiary held by a Person other than the Borrower or a Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in "Consolidated Debt" and in the "Debt" of such Consolidated Subsidiary.

         SECTION 5.08. Operating Cash Flow. The ratio at each fiscal quarter-end of (a) Operating Cash Flow for the four fiscal quarters then ended to (b) Consolidated Debt at such fiscal quarter-end will at no time be less than .25 to 1.0.

         SECTION 5.09. Investments. Neither the Borrower nor any Consolidated Subsidiary will make, acquire or hold any Investment in any Person other than:

         (a) Investments in Subsidiaries and Equity Affiliates (including investments in entities which, as a result of such Investment, become Subsidiaries or Equity Affiliates) and Investments in KN Energy, Inc., Atlantic LNG Company of Trinidad and Tobago, and Aearo Corporation (collectively, the "Designated Companies") or any successor to any of such entities, provided that the Borrower and its Consolidated Subsidiaries may continue to hold Investments in any entity which was, or is the successor (by merger, acquisition or otherwise) to a Subsidiary or Equity Affiliate whether or not such entity remains a Subsidiary or Equity Affiliate and may take and hold Investments in any affiliate of such a successor received in connection with any such merger, acquisition or similar transaction.

         (b)  Temporary Cash Investments;

         (c) Investments consisting of Margin Stock, provided that the aggregate book value of all Investments in Margin Stock held at any time under this
   Section 5.09 does not exceed $20,000,000 (excluding the stock of the Designated Companies and the Borrower), and provided further that the making, acquisition or holding of such Investments does not cause or result in any violation of the provisions of Regulation U;

         (d)  Investments in the Borrower by any Consolidated Subsidiary; and

         (e) any Investment not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (e) does not exceed 10% of Consolidated Tangible Net Worth.

         SECTION 5.10. Negative Pledge. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $40,000,000;

         (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary;

         (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset (including an asset to be held pursuant to a capital lease), provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

         (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary;

         (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

         (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

         (g) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any single obligation in an amount exceeding $75,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

         (h) any purchase money mortgages and Liens created in respect of property acquired pursuant to Investments made after the date of this Agreement in specialty chemical businesses located outside North America and Western Europe, provided that (i) no such mortgage or Lien shall extend to or cover any other property of the Borrower or any Consolidated Subsidiary and
   (ii) the aggregate principal amount of all liabilities secured by all mortgages and Liens in respect of such property (whether or not the Borrower or any Consolidated Subsidiary assumes or becomes liable for such liabilities) shall not at any time exceed 100% of the purchase price of such property; and

         (i)  any Lien on Margin Stock;

         (j) any Lien on the shares of Atlantic LNG Company of Trinidad and Tobago ("Atlantic LNG") or on the shares of any holding company whose only assets are shares of Atlantic LNG or shares of such a holding company, securing the guaranty obligations of the Borrower or a Consolidated Subsidiary of the Borrower in connection with the financing (or refinancing, provided that, as a result of such refinancing, such guaranty obligations are not increased and are not secured by any additional assets or shares) of Atlantic LNG's liquified natural gas facilities in Trinidad; and

         (k) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed 10% of Consolidated Tangible Net Worth.

         SECTION 5.11. Consolidations and Mergers. The Borrower will not (i) consolidate or merge with or into any other Person unless upon completion of such merger or consolidation the surviving entity is the Borrower or (ii) sell, lease or otherwise transfer, directly or indirectly, in any one transaction or series of related transactions, all or substantially all of the assets of the Borrower and its Consolidated Subsidiaries, taken as a whole, to any other Person.

         SECTION 5.12. Sales of Assets. Except as provided in Section 5.03, the Borrower shall maintain direct ownership of substantially all of the tangible and intangible assets employed in connection with (x) the Borrower's United States domestic carbon black business and (y) the Borrower's United States domestic fumed silica business, and shall conduct such businesses generally in the same manner and to the same extent as conducted by the Borrower on September 30, 1996 and as described in the Borrower's 1996 Form 10-K.

         SECTION 5.13. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes, provided that no more than $20,000,000 of principal amount of Loans outstanding at any time shall be Loans the proceeds of which have been used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock (other than stock of the Borrower), and provided further that in no event shall such proceeds be used in any manner which would result in a violation of Regulation U or any other applicable law or regulation.

         SECTION 5.14. Transactions with Affiliates. Neither the Borrower nor any Consolidated Subsidiary will directly or indirectly engage in any transaction (including, without limitation, the purchase, sale or exchange of assets or the rendering of any service) with any Affiliate, except upon terms that are no less favorable to the Borrower or such Consolidated Subsidiary than those which might be obtained in an arm's-length transaction at the time with Persons which are not Affiliates.


                                   ARTICLE VI

                                    DEFAULTS

         SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five days of the due date thereof any interest, fees or any other amount payable hereunder;

         (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.14, inclusive;

         (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

         (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

         (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Debt when due, taking into account any applicable grace period;

         (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

         (g) the Borrower or any Subsidiary or Subsidiaries in which the Borrower's aggregate direct and indirect Investment is at least $20,000,000 shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or themselves or its or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or them or any substantial part of its or their property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or them, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its or their debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary or Subsidiaries in which the Borrower's aggregate direct and indirect Investment is at least $20,000,000 seeking liquidation, reorganization or other relief with respect to it or them or its or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or them or any substantial part of its or their property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary or Subsidiaries in which the Borrower's aggregate direct and indirect Investment is at least $20,000,000 under the federal bankruptcy laws as now or hereafter in effect;

         (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $20,000,000 which it shall have become liable to pay under Title IV of ERISA and such amount shall continue to be unpaid and unstayed for a period of 10 days; or notice of intent to terminate a Material Plan in a distress termination shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator of any such Material Plan or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition specified in ERISA Section 4042(a) (other than the condition specified in ERISA Section 4042(a)(4)) shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

         (j) a judgment or order for the payment of money in excess of $20,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days; or

         (k) any person or group of persons (within the meaning of Section 13 of the Securities Exchange Act of 1934, as amended), other than members of the Cabot family or Persons holding securities for the benefit of members of the Cabot family, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
   Act) of 25% or more of the outstanding shares of common stock of the Borrower; or, during any period of 24 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                   ARTICLE VII

                                    THE AGENT

         SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

         SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

         SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

         SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks with the written consent of the Borrower, which consent shall not be unreasonably withheld, shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

         SECTION 7.09. Agent's Fee. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.


                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate
Borrowing:

         (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

         (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

         SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

         SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding
(i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.16), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. The Borrower's obligation under this Section 8.03(a) shall be limited to paying any costs which the Bank incurs after or within 45 days prior to receipt by the Borrower of the notice provided for under Section 8.03(c).

         (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive

(taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction. The Borrower's obligation under this Section 8.03(b) shall be limited to paying any costs which the Bank incurs after or within 90 days prior to receipt by the Borrower of the notice provided for under
Section 8.03(c).

         (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the calculation in reasonable detail of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error, provided that the Borrower shall have the right, within 60 days of receipt of such certificate, to demonstrate that the amount set forth in such certificate is incorrect and request an adjustment of the amount to be, or therefore, paid. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

         (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

         (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

         SECTION 8.05. Substitution of Bank. If (i) any Bank has required the Borrower to pay additional amounts to or for the account of any Bank pursuant to
Section 2.15, (ii) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (iii) any Bank has demanded compensation under Section 8.03, the Borrower shall, upon at least three Euro-Dollar Business Days' notice to the Agent, have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Note and assume the Commitment of such Bank.


                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address set forth on the signature pages hereof, (y) in the case of any Bank, at its address or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by mail, when delivered or (ii) if given by any other means, when delivered at the address specified in this Section ; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

         SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03. Expenses; Documentary Taxes; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes (except in the case of any voluntary transfer by a Bank to an Assignee or Participant hereunder), documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

         (b) The Borrower agrees to indemnify each Bank and hold each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Bank (or by the Agent in connection with its actions as Agent hereunder) in connection with any investigative, administrative or judicial proceeding (whether or not such Bank shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder,
(iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

         SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii) or (iii) of Section 9.05 which would directly affect the Participant without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection
(c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes (provided that any such assignment shall be of an amount not less than $10,000,000), and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and the Agent; provided that if an Assignee is another Bank or is an affiliate of such transferor Bank, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.15.

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 2.15 or 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 2.15, 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                           CABOT CORPORATION



                           By /s/ Margaret J. Hanratty
                              ----------------------------------
                              Title: Vice President & Treasurer

                           Telecopy number: (617) 342-6103

Commitments
-----------
$ 40,000,000               MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK



                          By /s/ Robert L. Barrett, Jr.
                             --------------------------------------
                              Title: Vice President


$ 40,000,000               THE FIRST NATIONAL BANK
                              OF BOSTON



                          By /s/ Harvey A. Thayer, Jr.
                             --------------------------------------
                              Title: Director


$ 35,000,000               CITIBANK, N.A.



                           By /s/ James N. Simpson
                             --------------------------------------
                             Title: Attorney-in-fact


$ 30,000,000               THE CHASE MANHATTAN BANK



                           By /s/ Scott S. Ward
                             --------------------------------------
                              Title: Vice President

Commitments
-----------
$ 25,000,000               ABN AMRO BANK N.V.



                           By /s/ Carol A. Levine
                             --------------------------------------
                              Title: Senior Vice President and
                                     Managing Director


                           By /s/ Charles J. Wahle
                             --------------------------------------
                              Title: Vice President


$ 25,000,000               MIDLAND BANK PLC, NEW YORK
                              BRANCH



                           By /s/ Mark J. Rakov
                             --------------------------------------
                              Title: Authorized Signatory


$ 25,000,000               THE INDUSTRIAL BANK OF JAPAN
                              TRUST COMPANY



                          By /s/ Robert W. Ramage, Jr.
                             --------------------------------------
                              Title: Senior Vice President


$ 25,000,000               BANK OF AMERICA ILLINOIS



                           By /s/ George Poon
                             --------------------------------------
                            Title: Authorized Officer


$ 25,000,000               SOCIETE GENERALE, NEW YORK BRANCH



                           By /s/ Michelle Martin
                             --------------------------------------
                              Title: Assistant Vice President

Commitments
-----------
$ 25,000,000               WACHOVIA BANK OF GEORGIA, N.A.



                           By /s/ Elizabeth Colt
                             --------------------------------------
                              Title: Vice President


$  5,000,000               per pro BROWN BROTHERS HARRIMAN & CO.



                          By /s/ William J. Whelan, Jr.
                             --------------------------------------
                              Title: Senior Manager


-----------------

Total Commitments

$300,000,000
=================

                          MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK, as Agent



                          By /s/ Robert L. Barrett, Jr.
                             --------------------------------------
                             Title: Vice President
                          60 Wall Street
                          New York, New York  10260
                          Attention:  Robert Barret
                          Telecopy number: (212) 648-5108

                                                                       EXHIBIT A


                                      NOTE

                                                              New York, New York
                                                                 January 3, 1997

         For value received, Cabot Corporation (the "Borrower"), a Delaware corporation (the "Borrower"), promises to pay to the order of (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

         All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Credit Agreement dated as of January 3, 1997 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                CABOT CORPORATION


                                 By ________________________
                                    Title:

                         LOANS AND PAYMENTS OF PRINCIPAL


-----------------------------------------------------------------------------------
                                               Amount of
               Amount of          Type of      Principal       Maturity    Notation
Date             Loan              Loan          Repaid          Date       Made By
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

                                                                       EXHIBIT B


                       Form of Money Market Quote Request

                                                                         [Date]


To:      Morgan Guaranty Trust Company of New York
           (the "Agent")

From:    Cabot Corporation (the "Borrower")

Re: Credit Agreement (the "Credit Agreement") dated as of January 3, 1997 among the Borrower, the Banks listed on the signature pages thereof and the Agent

         We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:  __________________

Principal Amount**                        Interest Period***
------------------                        ------------------
$

         Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Terms used herein have the meanings assigned to them in the Credit Agreement.


                                 [NAME OF BORROWER]



                                 By________________________
                                    Title:
--------

** Amount must be $10,000,000 or a larger integral multiple of $1,000,000.

***Not less than one month (LIBOR Auction) or not less than 30 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                                                       EXHIBIT C


                   Form of Invitation for Money Market Quotes

To:       [Name of Bank]

Re:       Invitation for Money Market Quotes
          to Cabot Corporation (the "Borrower")

          Pursuant to Section 2.03 of the Credit Agreement dated as of January 3, 1997 among the Borrower, the Banks parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

Date of Borrowing:  __________________

Principal Amount                  Interest Period
----------------                  ---------------
$

         Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

          Please respond to this invitation by no later than [2:00 P.M.] [9:15 A.M.] (New York City time) on [date].


                          MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK


                            By______________________
                               Authorized Officer

                                                                       EXHIBIT D

                           Form of Money Market Quote


MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Agent
60 Wall Street
New York, New York  10260

Attention:

Re:  Money Market Quote to
   Cabot Corporation (the "Borrower")

         In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

1.  Quoting Bank: ________________________________

2.  Person to contact at Quoting Bank: _____________________

3.  Date of Borrowing: ____________________****

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal         Interest          Money Market
 Amount*****      Period******      [Margin*******]      [Absolute Rate********]


--------

         ****As specified in the related Invitation.

         *****Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger integral multiple of $1,000,000.

         ******Not less than one month or not less than 30 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

         *******Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

$

$

[Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]**

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of January 3, 1997 among the Borrower, the Banks listed on the signature pages thereof and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                Very truly yours,

                                 [NAME OF BANK]


Dated:_______________          By:__________________________
                                  Authorized Officer


         ********Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                                       EXHIBIT E

                               OPINION OF GENERAL
                             COUNSEL OF THE BORROWER


                                                                 January 3, 1997


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

         This opinion is rendered to you pursuant to Section 3.01(e) of the Credit Agreement dated as of January 3, 1997 (the "Credit Agreement") among Cabot Corporation, a Delaware corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company, as Agent (the "Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

         I am the Borrower's General Counsel, and I have examined the original or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of fact and law, as I have deemed necessary or advisable for purposes of rendering the opinions set forth herein.

         In my examination I have assumed the genuineness of all signatures (except the signature of the Borrower on the Credit Agreement and the Notes), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or other copies, and the authenticity of the originals of such copies. I have also assumed the due authorization, execution and delivery of the Credit Agreement by all parties thereto other than the Borrower. In rendering this opinion I have assumed that no party will exercise any right or remedy except in a commercially reasonable manner and in good faith.

         My opinions herein are limited to the effects of the laws of the United States of America and The

Commonwealth of Massachusetts, and the Delaware General Corporation Law. I note that the Credit Agreement and Notes purport to be governed by the laws of New York. I have, with your permission, assumed for the purposes of this opinion that the laws of New York, insofar as they relate to the Credit Agreement, the Notes and related transactions, are the same as those of Massachusetts; and I express no opinion regarding the reasonableness of such assumption.

         My opinions herein to the extent they relate to the enforceability of the Credit Agreement and Notes are subject to the following qualifications: (a) enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, bulk transfer or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) the application of principles of equity, including without limitation the principle that equitable remedies, such as the remedy of specific performance, are subject to the discretion of the court before which any proceeding therefor may be brought; (b) I express no opinion as to the enforceability of any provision purporting to (i) waive the right to trial by jury or any other rights under the constitution or laws of the United States of America or any state, (ii) give the Agent or the Banks the sole and absolute discretion to decide matters affecting the Borrower, or (iii) indemnify or exculpate any party for conduct which is negligent or in bad faith; and (c) I express no opinion as to the effect of any law of any jurisdiction (other than Massachusetts) which limits the rate of interest that any Bank may charge or collect. I also wish to point out that the holder of a Note may, under certain circumstances, be called upon to prove the outstanding amount of the loans evidenced thereby.

         My opinion in paragraph 6 below, to the extent it relates to the laws of jurisdictions other than Delaware, is based solely upon the opinions of Slaughter and May, in the case of England, and of Trenite Van Doorne, in the case of the Netherlands, copies of which are attached hereto.

         Based upon and subject to the foregoing, I am of the opinion that:

         1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate powers adequate for the execution, delivery and performance of the

Credit Agreement and the Notes, and for the carrying on of the business now conducted by it. No government license, authorization, consent or approval is required to be obtained by the Borrower in order to enable it to execute, deliver and perform the Credit Agreement and the Notes.

         2. The execution, delivery and performance by the Borrower of the Credit Agreement and each Note and the making of the borrowings contemplated by the Credit Agreement have been duly authorized by the Borrower.

         3. The Credit Agreement and each Note have been duly executed and delivered by the Borrower, and each is the legal, valid, binding and enforceable obligation of the Borrower.

         4. Neither the execution or delivery of the Credit Agreement or any Note by the Borrower, nor the making of the borrowings under the Credit Agreement by the Borrower, nor compliance by the Borrower with the terms and provisions of the Credit Agreement or any Note, each as in effect on the date hereof, will contravene, result in a breach or violation of or constitute a default or result in the creation of a Lien under: (i) the charter or by-laws of the Borrower; (ii) any existing federal or Massachusetts law or government regulation applicable to the Borrower; or (iii) any injunction, judgment, order or decree or material agreement or instrument to which the Borrower is a party or by which it is bound and of which I have knowledge.

         5. Except as described in the Borrower's 1996 Form 10-K, to the best of my knowledge after diligent inquiry, there is no action, suit or proceeding pending against or threatened against or affecting, the Borrower or any of its Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official which poses a material risk of being adversely determined and, if so determined, might reasonably be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries considered as whole or which in any manner draws into question the validity of the Credit Agreement or the Notes.

         6. Each of Cabot Carbon Limited, Cabot G.B. Limited, Cabot B.V. and Cabot International Capital Corporation ("CICC") (being all of the current subsidiaries of the Borrower which were listed as significant subsidiaries in Borrower's 1996 Form 10-K) is a corporation duly incorporated, validly existing and the case of CICC, in good standing under the laws of the jurisdiction of its incorporation.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without my prior written consent.



                                Very truly yours,


                                Robert Rothberg

                                                                       EXHIBIT F


                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                  FOR THE AGENT

                                                                 January 3, 1997


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:


         We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of January 3, 1997 among Cabot Corporation, a Delaware corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(f) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that:

         1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

         2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower, in each case enforceable against the Borrower, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.


                                Very truly yours,

                                                                       EXHIBIT G

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         AGREEMENT dated as of ___________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), CABOT CORPORATION (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                               W I T N E S S E T H

         WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of January 3, 1997 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement");

         WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

         WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

         SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them. It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         SECTION 4. Consent of the Borrower. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein upon the surrender and cancellation of the Note held by the Assignor.

         SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

         SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


         SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.



                                 [ASSIGNOR]


                                 By_________________________
                                   Title:



                                 [ASSIGNEE]


                                 By__________________________
                                   Title:



                                 CABOT CORPORATION


                                 By__________________________
                                   Title:

                                 MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK


                                 By__________________________
                                   Title: